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                                                                  EXHIBIT 10.2

                             OCWEN FINANCIAL CORPORATION
                                ANNUAL INCENTIVE PLAN


PURPOSE
The Annual Incentive Plan (the "Plan") is intended to (a) provide an incentive for key employees of the Corporation and its subsidiaries to exert their best efforts to create shareholder value; (b) attract and retain persons of outstanding ability to contribute significantly to the business and (c) further the identity of interest of those employees with those of the Corporation's shareholders.

ADMINISTRATION
The Plan will be administered by the President of the Corporation. The President is authorized to interpret the Plan and determine when, to whom, in what manner or form, in what amount, over what period of time and under what terms, conditions and limitations awards under the Plan will be made. Except as otherwise provided herein, the President's determination will be conclusive and binding on all parties. The President may delegate the selection of participants and the amounts of their respective awards to one or more officers reporting directly to the President.

ELIGIBILITY
Participation in the Plan will be limited to those employees selected by the President who are in a position to make substantial contributions to the management, growth and success of the Corporation and its subsidiaries.

INCENTIVE AWARDS
Incentive awards may be made in an aggregate amount not to exceed twenty percent (20%) of the net income from continuing operations before taxes and payment of the incentive awards of the Corporation. The incentive awards may be paid in cash or in any other form approved by the Board of Directors. The President annually will present to the Board of Directors a summary report of the operation of the Plan. This report will include outstanding awards and awards paid for the previous year.

AMENDMENT
The Plan may be amended in whole or in part or terminated at any time by the Board of Directors. The President shall have the right to make any amendments to the Plan that relate solely to the administration of the Plan and that do not materially change the benefits or materially increase the cost of the Plan.

MISCELLANEOUS
No right or benefit under this Plan shall be assignable. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.